Exhibit 2.3


                                  APPENDIX C






                        -------------------------------
                        -------------------------------


                             AMENDED AND RESTATED
                             TRANSACTION AGREEMENT



                                 by and among




                        MINNESOTA CORN PROCESSORS, INC.
                      a Minnesota cooperative association



                                      and




                      MINNESOTA CORN PROCESSORS COLORADO,
                      a Colorado cooperative association



                                      and




                        MINNESOTA CORN PROCESSORS, LLC
                     a Colorado limited liability company




                            Dated as of May   , 1999




                        -------------------------------
                        -------------------------------

                               TABLE OF CONTENTS


   TRANSACTION AGREEMENT ...............................................   C-1

ARTICLE I
   OVERVIEW OF THE TRANSACTIONS ........................................   C-1
   SECTION 1.01 PURPOSE ................................................   C-1
   SECTION 1.02 THE MCP MERGER .........................................   C-1
   SECTION 1.03 THE LLC MERGER .........................................   C-1
   SECTION 1.04 THE CLOSING ............................................   C-1
   SECTION 1.05 ACTIONS AT THE CLOSING .................................   C-1
   SECTION 1.06 EFFECTIVE TIME .........................................   C-2
   SECTION 1.07 EFFECT OF THE MERGERS ..................................   C-2

ARTICLE II
   REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE ...................   C-2
   SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE
    COOPERATIVE ........................................................   C-2
   SECTION 2.02 ORGANIZATION AND GOOD STANDING .........................   C-3
   SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS ...........   C-3
   SECTION 2.04 FINANCIAL STATEMENTS ...................................   C-3
   SECTION 2.05 UNDISCLOSED LIABILITIES ................................   C-3
   SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS ........................   C-3
   SECTION 2.07 LEGAL PROCEEDINGS ......................................   C-3
   SECTION 2.08 ABSENCE OF DEFAULTS ....................................   C-3
   SECTION 2.09 AUTHORIZATION ..........................................   C-3

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF MCP COLORADO ......................   C-4
   SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO .........   C-4
   SECTION 3.02 ORGANIZATION AND GOOD STANDING .........................   C-4
   SECTION 3.03 CAPITAL STOCK ..........................................   C-4
   SECTION 3.04 AUTHORIZATION ..........................................   C-4

ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF LLC ...............................   C-4
   SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF LLC ..................   C-4
   SECTION 4.02 ORGANIZATION AND GOOD STANDING .........................   C-4
   SECTION 4.03 CAPITAL STOCK ..........................................   C-4
   SECTION 4.04 AUTHORIZATION ..........................................   C-4

ARTICLE V
   COVENANTS ...........................................................   C-5
   SECTION 5.01 REASONABLE BEST EFFORTS ................................   C-5
   SECTION 5.02 CONDUCT OF BUSINESS ....................................   C-5
   SECTION 5.03 FORBEARANCES ...........................................   C-5
   SECTION 5.04 MEETINGS OF MEMBERS ....................................   C-5
   SECTION 5.05 ACCESS .................................................   C-5
   SECTION 5.06 NOTICE OF DEVELOPMENTS .................................   C-6
   SECTION 5.07 EXCLUSIVITY ............................................   C-6
   SECTION 5.08 REGISTRATION STATEMENT .................................   C-6

ARTICLE VI
   CONDITIONS PRECEDENT ...............................................    C-6
   SECTION 6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY
    TO THE MCP MERGER .................................................    C-6
   SECTION 6.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY
    TO THE LLC MERGER .................................................    C-7
   SECTION 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF
    THE COOPERATIVE ...................................................    C-7
   SECTION 6.04 ADDITIONAL CONDITIONS TO OBLIGATION OF
    MCP COLORADO ......................................................    C-8
   SECTION 6.05 ADDITIONAL CONDITIONS TO OBLIGATION OF LLC ............    C-8

ARTICLE VII
   POST CLOSING AGREEMENTS ............................................    C-8
   SECTION 7.01 EMPLOYEE BENEFIT PLANS ................................    C-8
   SECTION 7.02 PATRONAGE DISTRIBUTIONS ...............................    C-9
   SECTION 7.03 1996 LOSS PAYABLE .....................................    C-9
   SECTION 7.04 INDEMNIFICATION; DIRECTORS' AND OFFICERS'
    INSURANCE .........................................................    C-9

ARTICLE VIII
   TERMINATION ........................................................    C-9
   SECTION 8.01 TERMINATION OF AGREEMENT ..............................    C-9
   SECTION 8.02 EFFECT OF TERMINATION .................................    C-9

ARTICLE IX
   MISCELLANEOUS ......................................................    C-9
   SECTION 9.01 WAIVER ................................................    C-9
   SECTION 9.02 AMENDMENT .............................................   C-10
   SECTION 9.03 BINDING NATURE ........................................   C-10
   SECTION 9.04 COUNTERPARTS ..........................................   C-10
   SECTION 9.05 ENTIRE AGREEMENT ......................................   C-10
   SECTION 9.06 NOTICES ...............................................   C-10
   SECTION 9.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES .........   C-10
   SECTION 9.08 CAPTIONS ..............................................   C-10

EXHIBITS

Exhibit A -- MCP Merger Agreement .....................................   C-12
Exhibit B -- LLC Merger Agreement .....................................   C-16
Exhibit C -- Surviving Entity Articles of Organization ................
Exhibit D -- Surviving Entity Operating Agreement .....................
Exhibit E -- List of Consents and Approvals ...........................

                             TRANSACTION AGREEMENT

     THIS TRANSACTION AGREEMENT ( "Agreement") is made and entered into as of
May   , 1999, by and among MINNESOTA CORN PROCESSORS, INC. a Minnesota cooperative association (the "Cooperative"), MINNESOTA CORN PROCESSORS COLORADO, a Colorado cooperative association ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC, a Colorado limited liability company ("LLC").

     WHEREAS, the Cooperative, MCP Colorado, and LLC are each organized to benefit and serve their respective members and patrons; and

     WHEREAS, the parties believe the interests of their respective members will best be benefitted and served if the parties reorganize their business operations and corporate structure whereby: (i) the Cooperative will merge into MCP Colorado, with MCP Colorado being the surviving entity (the "MCP Merger"); and (ii) MCP Colorado will then merge into LLC, with LLC being the surviving entity (the "LLC Merger"); the MCP Merger and the LLC Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and

     WHEREAS, the parties have now agreed on the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Agreement for the purpose of effecting the Mergers;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:



                                   ARTICLE I
                         OVERVIEW OF THE TRANSACTIONS

     SECTION 1.01 PURPOSE. The purpose of the transactions contemplated by this Agreement is to reorganize the corporate structure of the Cooperative from a Minnesota cooperative association into a Colorado limited liability company. This reorganization will be accomplished through a two-step merger process. First, the Cooperative shall merge with and into MCP Colorado. Second, MCP Colorado will merge with and into LLC. The MCP Merger and the LLC Merger are separate and distinct transactions, and each Merger shall be individually consummated. Although the Mergers are separate transactions, consummation of the LLC Merger is contingent upon consummation of the MCP Merger and consummation of the MCP Merger is contingent upon satisfaction of all conditions precedent for consummation of the LLC Merger. Upon completion of both Mergers, the Cooperative and MCP Colorado will cease to exist and LLC will continue as the sole surviving entity.

     SECTION 1.02 THE MCP MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "MCP Merger Agreement), the Cooperative will merge with and into MCP Colorado. MCP Colorado shall be the surviving entity (the "Surviving Colorado Entity"). Immediately after completion of the MCP Merger and without any further action by its board of directors and members, MCP Colorado, as the Surviving Colorado Entity, shall merge with and into LLC as described in Section 1.03 hereof.

     SECTION 1.03 THE LLC MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit B (the "LLC Merger Agreement), MCP Colorado will merge with and into LLC. LLC shall be the surviving entity (the "Surviving Entity"), and thereafter shall continue to exist and operate as Minnesota Corn Processors, LLC under the laws of the State of Colorado.

     SECTION 1.04 THE CLOSING. The closing of the Mergers (the "Closing") will take place on the date the Effective Time occurs at the offices of Dorsey & Whitney, LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 or on such other date and/or at such other place as the parties may agree.

     SECTION 1.05 ACTIONS AT THE CLOSING. At the Closing, the parties shall take the following actions:

     (a) MCP Merger. The Cooperative and MCP Colorado shall (i) execute the MCP Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the MCP Merger Agreement, and (iii) execute and file with the Secretary of State of the States of Minnesota and Colorado articles of merger as required by the laws of the States of Minnesota and Colorado to effectuate the merger in accordance with the terms of the MCP Merger Agreement.

     (b) LLC Merger. MCP Colorado and LLC shall (i) execute the LLC Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the LLC Merger Agreement, and (iii) execute and file with the Colorado Secretary of State a statement of merger as required by the laws of the State of Colorado to effectuate the merger in accordance with the terms of the LLC Merger Agreement.

     SECTION 1.06 EFFECTIVE TIME. Each of the Mergers shall become effective on the date on which the articles of merger and statement of merger have been duly filed in the respective offices of the Minnesota and Colorado Secretary of State as required by law (the "Effective Time"). At any time after the Effective Time, LLC as the Surviving Entity may take any action (including executing and delivering any document) in the name and on behalf of any party to this Agreement in order to carry out and effectuate the transactions contemplated by this Agreement.

     SECTION 1.07 EFFECT OF THE MERGERS.

     (a) Articles of Organization and Operating Agreement. The Articles of Organization of LLC attached hereto as Exhibit C and the Operating Agreement of LLC attached hereto as Exhibit D shall become the Articles of Organization and the Operating Agreement of the Surviving Entity.

     (b) Directors and Officers. The officers and directors of the Cooperative at the Effective Time shall, from and after the Effective Time, be the directors and officers of LLC (the "LLC Directors and Officers") to serve until their respective terms have expired and their successors have been duly elected and qualified in accordance with the terms of LLC's Operating Agreement. The terms of the LLC Directors and Officers shall expire on the date each such director's or officer's term would have expired under Article III Section 1 of the Cooperative's Amended and Restated Bylaws had the Mergers not occurred. At the Effective Time, the initial directors and officers of MCP Colorado and LLC immediately prior to the Effective Time shall resign as directors and officers of MCP Colorado and LLC, respectively.

     (c) Stock and Units of Equity Participation. At the Effective Time, without any further action by the parties or any of their respective members, and as further described in the MCP Merger Agreement and the LLC Merger
Agreement:

     (i) Each member of the Cooperative prior to the Effective Time shall first become a member of MCP Colorado as a result of the MCP Merger and then shall automatically become a member of LLC as the Surviving Entity upon consummation of the LLC Merger; and

     (ii) Upon consummation of the MCP Merger, (1) the stock and units of equity participation held by each member and each nonmember of the Cooperative shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock and units of equity participation of MCP Colorado and (2) all stock of MCP Colorado owned by the Cooperative shall be canceled without payment of any consideration therefor. Upon consummation of the LLC Merger, (1) each unit of equity participation of MCP Colorado shall automatically be converted into one Class A Unit (for voting members) or one Class B Unit (for nonvoting members) of LLC and (2) each outstanding share of common stock of MCP Colorado shall be cancelled.



                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE. The Cooperative represents and warrants to MCP Colorado that the statements contained in this Article II are correct and complete in all material respects as of the date of this Agreement.

     SECTION 2.02 ORGANIZATION AND GOOD STANDING. The Cooperative is a cooperative association duly organized and existing under Chapter 308A of the Minnesota Statutes (as amended, the "Cooperative Act"), is in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. The Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS. As of the date hereof, the authorized capital stock of the Cooperative consists solely of 100,000 shares of common stock, of which 28,317 are issued and outstanding, and 100,000 shares of preferred stock, none of which are issued and outstanding. A total of 195,563,723 units of equity participation (voting and nonvoting) are issued and outstanding. The outstanding shares of common stock and units of equity participation have been duly authorized and are validly issued and outstanding.

     SECTION 2.04 FINANCIAL STATEMENTS. The Cooperative has delivered to MCP Colorado its audited financial statements as of March 31, 1998, accompanied by the opinion of Clifton, Gunderson, LLC and its unaudited financial statements as of September 30, 1998, certified by the Treasurer of the Cooperative. Such financial statements fairly present the financial position of the Cooperative at the dates indicated therein and the results of its operation for the periods indicated therein, in conformity with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition or results of operations of the Cooperative since the date of such financial statements.

     SECTION 2.05 UNDISCLOSED LIABILITIES. Except for those liabilities reflected in the financial statements referred to in Section 2.04 and for liabilities incurred in the ordinary course of business since September 30, 1998, the Cooperative has not incurred a liability that, either individually or in the aggregate, has had or will have a material adverse effect on the Cooperative.

     SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS. The Cooperative is in compliance with all applicable laws and regulations the violation of which would have a material adverse effect on the Cooperative or on its business as currently conducted. The Cooperative has all material licenses and permits required by law or otherwise necessary for the proper operation of its business as currently conducted, all of such licenses and permits are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party.

     SECTION 2.07 LEGAL PROCEEDINGS. There is no material action, proceeding or investigation by any administrative or regulatory body or other person which has been commenced or is pending, or to the best of the Cooperative's knowledge after reasonable inquiry, is threatened against the Cooperative or any of the assets which are owned by the Cooperative.

     SECTION 2.08 ABSENCE OF DEFAULTS. The Cooperative is not in any material respect in default under any provision of its Articles of Incorporation or Bylaws or any material indenture, mortgage, loan agreement or other material agreement to which it is a party or by which it is bound, and the Cooperative is not in violation of any statute, order, rule or regulation of any court or governmental agency having jurisdiction over it or its properties which if enforced could have a material adverse effect on its business, and except for any consent or approval identified on Exhibit E attached hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions in accordance with this Agreement will in any material respect conflict with or result in a breach of any of the foregoing, which if enforced could have a material adverse effect on its business.

     SECTION 2.09 AUTHORIZATION. The Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its members as required by Section 6.01(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of the Cooperative, and, except for the approval of its members as required by Section 6.01(a), no other corporate action is required by the Cooperative in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of the

Cooperative, enforceable against the Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.



                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF MCP COLORADO

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO. MCP Colorado represents and warrants to the Cooperative and LLC that the statements contained in this Article III are correct and complete in all material respects as of the date of this Agreement.

     SECTION 3.02 ORGANIZATION AND GOOD STANDING. MCP Colorado is a cooperative association duly organized and existing under the Colorado Cooperative Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. MCP Colorado is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 3.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of MCP Colorado consists of 100,000 shares of common stock, of which one share is issued and outstanding, and 100,000 shares of preferred stock, of which none are issued and outstanding.

     SECTION 3.04 AUTHORIZATION. MCP Colorado has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its member as required by Sections 6.01(b) and 6.02(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of MCP Colorado, and except for the approvals of its members and defined members as required by Sections 6.01(b) and 6.02(a) no other corporate action is required by MCP Colorado in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of MCP Colorado, enforceable against MCP Colorado in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.



                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF LLC

     SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF LLC. LLC represents and warrants to MCP Colorado that the statements contained in this Article IV are correct and complete in all material respects as of the date of this Agreement.

     SECTION 4.02 ORGANIZATION AND GOOD STANDING. LLC is a limited liability company duly organized and existing under the Colorado Limited Liability Company Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. LLC is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 4.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of LLC consists of 350,000,000 Class A units and 150,000,000 Class B units, of which none are issued and outstanding, respectively.

     SECTION 4.04 AUTHORIZATION. LLC has the corporate power and authority to execute and to perform its obligations under this Agreement. This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of LLC, and, no other corporate action is required by LLC in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of LLC, enforceable against LLC in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.01 REASONABLE BEST EFFORTS. Each party agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable. In addition, each party shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions contemplated by this Agreement.

     SECTION 5.02 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, each of the Cooperative, MCP Colorado and LLC shall conduct its business in the ordinary course and in a manner consistent with its past practices (except as expressly contemplated hereby), and shall use good faith efforts to preserve intact its business organization, properties (except as they may be sold, used or otherwise disposed of in the ordinary course) and the good will of its members, suppliers, customers and others having business relationships with it.

     SECTION 5.03 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, without the prior consent of the other parties to this Agreement, no party shall:

     (a) grant to any person any option or other right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;

     (b) issue any additional shares or units of capital stock and other equity interests, except in the ordinary course of business and consistent with past practice;

     (c) enter into, amend or terminate any material contract, lease or understanding;

     (d) amend its Articles of Incorporation or Articles of Organization, as the case may be, its Bylaws or Operating Agreement, as the case may be, or any board policies;

     (e) incur any indebtedness for borrowed money or make any commitment to borrow money, except indebtedness incurred in the ordinary course of business pursuant to credit arrangements existing as of the date of this Agreement (including any renewals thereof);

     (f) make any material capital expenditures other than in the ordinary course of business or which were disclosed to the other party;

     (g) mortgage any of its assets or properties, or except in the ordinary course of business, sell any of its material assets or properties;

     (h) pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course of business;

     (i) reclassify, combine, subdivide, split, or amend its capital stock or equity interests;

     (j) purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; or

     (k) agree or commit to do any of the foregoing.

     SECTION 5.04 MEETINGS OF MEMBERS. Each of the Cooperative and MCP Colorado will take all steps necessary to call an appropriate meeting of its respective members, for the purpose of considering and voting on this Agreement and its respective Merger in accordance with its respective Articles of Incorporation, Bylaws and applicable law.

     SECTION 5.05 ACCESS. Each party will permit the authorized representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party, and will furnish them such additional financial and operating data and other information concerning its business and properties as such other parties may from time to time reasonably request. Each of the parties will use their best efforts to cause all confidential information obtained by it from the other parties to be treated as such, will also use its best efforts not to use such information in a manner detrimental to such party and, if for any reason the Transactions are not consummated, will promptly return all documents, papers, books, records and other materials (and all copies thereof) obtained in the course of its investigation and evaluation.

     SECTION 5.06 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained herein. Except as specified in such written notice, no disclosure by a party pursuant to this Section 5.06 shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     SECTION 5.07 EXCLUSIVITY. Except for the Transactions contemplated by this Agreement, none of the parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of such party (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Each party will notify the other party immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION 5.08 REGISTRATION STATEMENT. LLC shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of Class A and Class B units in the LLC Merger. The parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as practicable after such filing, and the parties shall thereafter mail or deliver the Information Statement Prospectus, which constitutes a part of the Registration Statement, to their respective members.



                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     SECTION 6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE MCP MERGER. The respective obligations of the Cooperative and MCP Colorado to consummate the MCP Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

     (a) The members of the Cooperative shall have approved this Agreement and the MCP Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of the Cooperative;

     (b) The member of MCP Colorado shall have approved the MCP Merger Agreement and this Agreement all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

     (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

     (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

     (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

     (f) The member of MCP Colorado shall have approved the LLC Merger Agreement and this Agreement as set forth in Section 6.02(a); and

     (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE LLC MERGER. The respective obligations of MCP Colorado and LLC to consummate the LLC Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

     (a) The member of MCP Colorado shall have approved this Agreement and the LLC Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

     (b) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

     (c) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

     (d) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

     (e) The members of the Cooperative and the member of MCP Colorado shall have approved the MCP Merger Agreement and this Agreement as set forth in
Section 6.01(a) and 6.01(b), and the MCP Merger should be consummated; and

     (f) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COOPERATIVE. The obligation of the Cooperative to consummate the MCP Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the MCP Merger Agreement prior to the Effective Time;

     (b) The Cooperative shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as the Cooperative may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to the Cooperative's obligation as of the Effective Time; and

     (c) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to the Cooperative.

     SECTION 6.04 ADDITIONAL CONDITIONS TO OBLIGATION OF MCP COLORADO. The obligation of MCP Colorado to consummate the MCP Merger and the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of the Cooperative and LLC contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and the Cooperative and LLC shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the MCP Merger Agreement, and the LLC Merger Agreement prior to the Effective Time;

     (b) No fact, event or circumstance shall have occurred or become known to MCP Colorado after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the Cooperative or the Surviving Entity;

     (c) MCP Colorado shall have received a certificate, from each of the Cooperative and LLC dated as of the Effective Time, executed by their Presidents, certifying in such detail as MCP Colorado may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to MCP Colorado's obligations as of the Effective Time; and

     (d) All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to MCP Colorado.

     SECTION 6.05 ADDITIONAL CONDITIONS TO OBLIGATION OF LLC. The obligation of LLC to consummate the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the LLC Merger Agreement prior to the Effective Time;

     (b) No fact, event or circumstance shall have occurred or become known to LLC after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on MCP Colorado;

     (c) LLC shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as LLC may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to LLC's obligation as of the Effective Time; and

     (d) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to LLC.



                                  ARTICLE VII
                            POST CLOSING AGREEMENTS

     SECTION 7.01 EMPLOYEE BENEFIT PLANS. From and after the Effective Time, the employee benefit plans of the Cooperative in effect as of the date of this Agreement shall remain in effect with respect to employees of the Cooperative (or their subsidiaries) covered by such plans at the Closing Date until such time as LLC shall, subject to applicable law and the terms of such plans, adopt new benefit plans with respect to employees of LLC. LLC agrees to honor in accordance with their terms all benefits vested as of the date hereof under the employee benefit plans of the Cooperative. Nothing in this Section 7.01 shall be interpreted as preventing LLC from amending, modifying or terminating any employee benefit plan of the Cooperative or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     SECTION 7.02 PATRONAGE DISTRIBUTIONS. Following the Effective Time and within the time period required by the various provisions of the Code, the Surviving Entity will make patronage distributions to the former members of each party based on patronage transactions with the respective parties during each party's respective fiscal year or portion thereof immediately preceding the Effective Time. The patronage distributions shall be in the form of cash and equity credits in a manner consistent with the previous patronage distributions of each party (and in the case of equity credits, in the form of Class A Units or Class B units of LLC, as appropriate).

     SECTION 7.03 1996 LOSS PAYABLE. After the Effective Time, the unpaid portion of the Cooperative's operating loss for the fiscal year ended September 30, 1996 that was assessed against a unit of equity participation of the Cooperative shall continue as a lien against a Class A unit received in the LLC Merger.

     SECTION 7.04 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity shall indemnify each present and former director, officer, employee or agent of the Cooperative or MCP Colorado and each person who, while a director or officer of the Cooperative and at the request of the Cooperative, serves or has served another corporation, cooperative, partnership, joint venture or any other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities or expenses (including legal fees) arising out of or pertaining to matters existing or occurring at or before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. The Surviving Entity may obtain insurance coverage against any such loss, claim or expense, subject to standard exclusions and exceptions to coverage, but is not obligated to do so.



                                 ARTICLE VIII
                                  TERMINATION

     SECTION 8.01 TERMINATION OF AGREEMENT. This Agreement shall be terminated and the Transactions abandoned if at any time prior to the Effective Time:

     (a) The members of the Cooperative fail to approve the Merger as required by Section 6.01(a) or the member of MCP Colorado fails to approve the Merger as required by Sections 6.01(b) and 6.02(a).

     (b) The parties mutually agree in writing to terminate this Agreement; or

     (c) Either party to a Merger delivers a written notice to the other, to the effect that (i) one or more of the conditions to its obligations as set forth herein cannot be met, (ii) the other party has defaulted in a material respect under one or more of its covenants or agreements contained herein, or
(iii) any of the representations or warranties of the other party are or have become materially untrue or incorrect as of the date of such notice, and in any case such condition or conditions have not been satisfied, such default or defaults have not been remedied or such representation or warranty has not been rendered true and correct within thirty (30) days after such notice is mailed; or

     (d) The Closing has not occurred on or before September 1, 1999, or such later date as the parties may mutually agree upon.

     SECTION 8.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other (except for any liability of a party then in breach); provided, however, that the confidentiality and return of documents provisions contained in or referred to Section 5.05 above shall survive any such termination.



                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.01 WAIVER. At any time before the Effective Time, any provision of this Agreement may, to the extent legally allowed, be waived by the party benefitted by the provision by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after approval of the Mergers contemplated by this Agreement by the respective members of the Cooperative and MCP Colorado, there may not be any waiver of any provision of this Agreement which would reduce the amount or form of consideration to be received by members in the Mergers.

     SECTION 9.02 AMENDMENT. The parties by mutual consent may amend, modify or supplement this Agreement in such manner as may be agreed upon in writing; provided, however, that after approval of the Mergers by the respective members of the Cooperative and MCP Colorado, this Agreement may not be amended if it would violate applicable law or reduce the amount or form of the consideration to be received by members in the Mergers.

     SECTION 9.03 BINDING NATURE. This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

     SECTION 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.05 ENTIRE AGREEMENT. This Agreement, the MCP Merger Agreement, the LLC Merger Agreement and the other documents referred to herein and therein set forth the entire understanding of the parties hereto with respect to the matters provided for herein and therein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party.

     SECTION 9.06 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or mailed by certified or registered mail (return receipt requested), to the parties at the following addresses (or such other address as such party may specify by like notice):

   If to the Cooperative: Minnesota Corn Processors, Inc.
                          901 North Highway 59
                          Marshall, MN 56258
                          Attn: L. Dan Thompson

   If to MCP Colorado:    Minnesota Corn Processors Colorado
                          901 North Highway 59
                          Marshall, MN 56258
                          Attn: Jerry Jacoby

   If to LLC:             Minnesota Corn Processors, LLC
                          901 North Highway 59
                          Marshall, MN 56258
                          Attn: Jerry Jacoby

     SECTION 9.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Articles II, III and IV of this Agreement shall form the basis for closing conditions only, shall not survive the Effective Time and shall not form the basis for any action by or on behalf of either party or any third party for breach, misrepresentation or indemnity at any time after the Effective Time.

     SECTION 9.08 CAPTIONS. The article and section headings of this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                     MINNESOTA CORN PROCESSORS, INC.


                                     By ---------------------------------------



                                   Its ---------------------------------------



                                     MINNESOTA CORN PROCESSORS COLORADO



                                     By ---------------------------------------



                                   Its ---------------------------------------



                                     MINNESOTA CORN PROCESSORS, LLC



                                     By ---------------------------------------



                                   Its ---------------------------------------

                                   EXHIBIT A



                                PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") is dated as of May, 1999, and is by and between MINNESOTA CORN PROCESSORS, INC (the "Cooperative") and MINNESOTA CORN PROCESSORS COLORADO ("MCP Colorado"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

     WHEREAS, the Cooperative is a cooperative association organized under Chapter 308A of Minnesota Statutes, as amended (the "Minnesota Act"); and MCP Colorado is a cooperative association organized under Title 7 Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Act"), and is a wholly owned subsidiary of the Cooperative. The Minnesota Act and the Colorado Act may be referred to herein collectively as the "Acts."

     WHEREAS, the respective Boards of Directors of the Cooperative and MCP Colorado and the respective members of the Cooperative and MCP Colorado each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), the Cooperative and MCP Colorado shall combine through merger (the "MCP Merger") in accordance with the applicable provisions of the Acts; and MCP Colorado shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Act.

     SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the MCP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 308A.801 of the Minnesota Act and Section 7-56-605 of the Colorado Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of Minnesota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) MCP Colorado, as the surviving cooperative in the MCP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Act; (b) MCP Colorado, as the surviving cooperative in the MCP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in MCP Colorado, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the MCP Merger; (c) MCP Colorado shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the MCP Merger had not taken place or MCP Colorado may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the MCP Merger; and (e) the MCP Merger shall have any other effect set forth in the Acts and the Amended and Restated Transaction Agreement
dated May   , 1999 between the Cooperative, MCP Colorado and LLC (the
"Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of the Acts.

     SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of MCP Colorado in effect immediately prior to the Effective Time shall be the Articles of Incorporation of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of MCP Colorado in effect immediately prior to the Effective Time shall be the Bylaws of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Cooperative in connection with their consideration of the MCP Merger.

     SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the Cooperative immediately prior to the Effective Time shall become a director or an officer of MCP Colorado, as the surviving cooperative in the MCP Merger, (in the case of officers, holding the same office in MCP Colorado as they held in the Cooperative immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of MCP Colorado prior to the effective date shall resign their positions as directors and officers of MCP Colorado as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the Cooperative and MCP Colorado (all such interests referred to herein as "Cooperative Equity Interests" or "MCP Colorado Equity Interests", respectively), and membership interests in the Cooperative and MCP Colorado, for equal Equity Interests and membership interests in MCP Colorado, shall be as follows:

       (a) EXCHANGE AND CONTINUATION OF COOPERATIVE MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of common stock of the Cooperative shall become and be a member of MCP Colorado, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

       (b) MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Cooperative, as the sole member of MCP Colorado, shall cease to exist by operation of the merger and shall cease to be a member of MCP Colorado.

       (c) EXCHANGE AND CONTINUATION OF COOPERATIVE EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in MCP Colorado AT ITS STATED DOLLAR AMOUNT ON A DOLLAR-FOR-DOLLAR BASIS, including as follows:

      i. Common Stock. Each share of common stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock of MCP Colorado at a par value of $50.00 per share.

     ii. Preferred Stock. Each share of Preferred stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Preferred Stock of MCP Colorado at a par value of $50.00 per share.

    iii. Patronage Equity Interests and Units of Equity Participation. All patronage refunds (qualified and nonqualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests

          (including all entitlements thereto) standing on the books of the Cooperative immediately prior to the Effective Time (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as MCP Colorado deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of MCP Colorado to the same obligation for loss allocation as standing on the books of the Cooperative immediately prior to the Effective Time.

     iv. Deferred Patronage and Unallocated Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of the Cooperative immediately prior to the Effective Time shall be exchanged and credited for equal deferred patronage, unallocated reserves or other equal unallocated equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as MCP Colorado deems necessary) and other terms and conditions of the original issuance (if applicable).

      v. Net Effect. The net effect of the exchange of Cooperative Equity Interests for equal Equity Interests in MCP Colorado shall be that the holders of Cooperative Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall hold and will have equal Equity Interests in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Equity Interests of the Cooperative, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Equity Interest in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

       (d) MCP COLORADO EQUITY INTERESTS. Prior to the Effective Time, the Cooperative is the sole member of MCP Colorado and all equity interest of any and every nature in MCP Colorado is owned by and held in the name of the Cooperative. Upon the Effective Time, the Cooperative, as the merging entity, shall merge with and into MCP Colorado and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of MCP Colorado and held by the Cooperative immediately prior to the Effective Time shall be canceled.

       (e) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in MCP Colorado and all Equity Interests in MCP Colorado whether issued or credited in exchange for Cooperative Equity Interests or continued with respect to MCP Colorado Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

       (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Cooperative Equity Interests and each holder of MCP Colorado Equity Interests shall take such action or cause to be taken such action as MCP Colorado may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by MCP Colorado, or its successors or assigns, the Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as MCP Colorado, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to MCP Colorado, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If MCP Colorado shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Cooperative or MCP Colorado vested in MCP Colorado pursuant to this Plan, the officers of MCP Colorado or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Cooperative and MCP Colorado (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Cooperative and MCP Colorado, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE TIME. The MCP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of Minnesota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Cooperative and MCP Colorado, as of the date first set forth above.



                                     MINNESOTA CORN PROCESSORS, INC.


                                     By ---------------------------------------



                                   Its ---------------------------------------



                                     MINNESOTA CORN PROCESSORS COLORADO



                                     By ---------------------------------------



                                   Its ---------------------------------------

                                   EXHIBIT B



                                PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") is dated as of      , 1999, and is by and
between MINNESOTA CORN PROCESSORS COLORADO, ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC ("LLC"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

     WHEREAS, MCP Colorado is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes as amended (the "Colorado Act"), and LLC is a limited liability company organized under Title 7 Article 80 of the Colorado Revised Statutes as amended (the "LLC Act"), and a wholly owned subsidiary of MCP Colorado as a result of a merger of Minnesota Corn Processors, Inc., a Minnesota cooperative association (the "Cooperative"), with and into MCP Colorado, effective on the date hereof. The LLC Act and the Colorado Act may be referred to herein collectively as the "Acts"; and

     WHEREAS, the Board of Directors and members of MCP Colorado have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

     WHEREAS, the Board of Directors and members of LLC have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Organization and Operating Agreement, the LLC Act and the CCA Act; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), MCP Colorado and LLC shall combine through merger (the "LLC Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and LLC shall be the surviving entity and shall continue to exist as a Colorado limited liability company with principal offices at 901 North Highway 59, Marshall, MN 56258-2744, by virtue of, and shall be governed by, the LLC Act.

     SECTION 2. STATEMENT OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the LLC Merger, a statement of merger (the "Statement of Merger") shall be executed in accordance with all legal requirements. The Statement of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members: (a) LLC, as the surviving entity in the LLC Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a limited liability company organized under the LLC Act; (b) LLC, as the surviving entity in the LLC Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in LLC, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the LLC Merger; (c) LLC shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the LLC Merger had not taken place or LLC may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the LLC Merger; and (e) the LLC Merger shall have any other effect set forth in the Acts, the CCA Act, and the Amended and Restated Transaction Agreement dated as
of May   , 1999 between the Cooperative, MCP Colorado and LLC (the "Transaction
Agreement"); all with the effect and to the extent provided in the applicable provisions of Colorado law.



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


     SECTION 4. ARTICLES OF ORGANIZATION; OPERATING AGREEMENT. From and after the Effective Time, pursuant to the Statement of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Organization of LLC in effect immediately prior to the Effective Time shall be the Articles of Organization of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, the Amended and Restated Operating Agreement of LLC as in effect immediately prior to the Effective Time shall be the Operating Agreement of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Organization and Operating Agreement was provided to the respective members of each Constituent Cooperative in connection with their consideration of the LLC Merger.

     SECTION 5. BOARD OF DIRECTORS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of MCP Colorado immediately prior to the Effective Time shall be a director or an officer of LLC, as the surviving entity in the LLC Merger, (in the case of officers, holding the same office in LLC as they held in MCP Colorado immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Operating Agreement. The initial directors and officers of LLC prior to the effective date shall resign their positions as directors and officers of LLC as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of MCP Colorado and LLC (all such interests referred to herein as "MCP Colorado Equity Interests" or "LLC Equity Interests", respectively), and membership interests in MCP Colorado and LLC, for proportionally equivalent Equity Interests and equal membership interests in LLC, shall be as follows:

       (g) EXCHANGE AND CONTINUATION OF MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Units of Participation of MCP Colorado shall become and be a Class A member of LLC, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Operating Agreement, and (ii) each holder of non-voting Units of Participation of MCP Colorado shall become and be a Class B member of LLC. Class A and Class B members shall have such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Operating Agreement.

       (h) LLC MEMBERSHIP. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, MCP Colorado, as the sole member of LLC, shall cease to exist by operation of the merger and shall also cease to be a member of LLC.

       (i) EXCHANGE AND CONTINUATION OF MCP COLORADO EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, all MCP Colorado Equity Interests standing on the books of` MCP Colorado immediately after the consummation of the merger of The Cooperative with and into MCP Colorado, and immediately prior to the Effective Time shall be determined and exchanged for proportionally equivalent Equity Interests in LLC as follows:

     vi. Voting Units of Equity Participation. Each voting unit of equity participation standing on the books of MCP Colorado and held by members of MCP Colorado ("Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class A Unit of LLC; and each Class A Unit of LLC so exchanged shall be subject on the books of LLC to the same obligation for loss allocation as standing on the books of MCP Colorado immediately prior to the Effective Time.

    vii. Non-Voting Units of Equity Participation. Each non-voting unit of equity participation standing on the books of MCP Colorado and held by non-members of MCP Colorado

          ("Non-Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class B Unit of LLC.

    viii. Common Stock. All shares of common stock standing on the books of MCP Colorado immediately prior to the Effective Time shall be cancelled and shall cease to exist.

      ix. Nonqualified Patronage Refunds. All nonqualified patronage refunds standing on the books of MCP Colorado immediately prior to the Effective Time shall be converted into nonvoting financial interests of LLC having the same stated dollar amount, years of issue (as LLC deems necessary) and other terms and conditions as applicable to such nonqualified patronage refunds immediately prior to the Effective Time.

       (j) LLC EQUITY INTERESTS. Prior to the Effective Time, MCP Colorado is the sole member of LLC and all equity interest of any and every nature in LLC is owned by and held in the name of MCP Colorado. Upon the Effective Time, MCP Colorado, as the merging entity, shall merge with and into LLC and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of LLC immediately prior to the Effective Time shall be canceled.

       (k) SURVIVING ENTITY ARTICLES AND OPERATING AGREEMENT TO GOVERN. Membership in LLC and all Equity Interests in LLC issued or credited in exchange for MCP Colorado Equity Interests and continued with respect to LLC Equity as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Operating Agreement.

       (l) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of MCP Colorado Equity Interests and each holder of LLC Equity Interests shall take such action or cause to be taken such action as LLC may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by LLC, or its successors or assigns, MCP Colorado shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as LLC, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to LLC, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If LLC shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of MCP Colorado or LLC vested in LLC pursuant to this Plan, the officers of LLC or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each MCP Colorado and LLC (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each MCP Colorado and LLC, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE DATE. The LLC Merger shall become effective at the time of filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of MCP Colorado and LLC, as of the date first set forth above.



                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By ---------------------------------------



                                   Its ---------------------------------------



                                     MINNESOTA CORN PROCESSORS, LLC



                                     By ---------------------------------------



                                   Its ---------------------------------------